Exhibit 10.1
GENON ENERGY, INC.
2010 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN
Effective December 3, 2010
ARTICLE 1
PURPOSE
1.1. PURPOSE. The purpose of the GenOn Energy, Inc. 2010 Non-Employee Directors Compensation Plan (the “Plan”) is to retain, compensate, and attract highly-qualified individuals who are not employees of GenOn Energy, Inc. or any of its subsidiaries or affiliates for service as members of the Company’s Board of Directors (“Non-Employee Directors”) by providing them with competitive compensation and an ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s stockholders.
1.2. ELIGIBILITY. Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.
ARTICLE 2
DEFINITIONS
2.1. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
“Quarterly Retainer” means the Base Quarterly Retainer and the Supplemental Quarterly Retainers.
“Base Quarterly Retainer” means the quarterly retainer (excluding expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a Director (i.e., excluding any Supplemental Quarterly Retainer); as such amount may be changed from time to time.
“Board” means the Board of Directors of the Company.
“Calendar Year” means the twelve month period ending on December 31 of each year.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” means GenOn Energy, Inc., a Delaware corporation.
“Deferral Plan” means the GenOn Energy, Inc. Deferral and Restoration Plan.

“Director” mean a member of the Board.
“Disability” means any illness or other physical or mental condition of a Non-Employee Director that renders him or her incapable of performing as a Director, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board, is permanent and continuous in nature. The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Non-Employee Director’s condition.
“Effective Date” means December 3, 2010.
“Election Form” means a form (electronic or otherwise), as prescribed by the Corporate Secretary from time to time, pursuant to which a Non-Employee Director elects to defer some or all of his or her Quarterly Retainer pursuant to the Deferral Plan.
“Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that during any period a Director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such Director shall not be an Eligible Participant.
“Fair Market Value” means the closing price of the Common Stock reported on the principal exchange on which the Common Stock is then listed or admitted for trading, on the applicable date (or, if the Common Stock was not traded on such date, then on the last preceeding date on which the Common Stock was traded).
“Lead Director” means the Non-Employee Director who has been designated by the Board as the Lead Director for the Plan Year in question. The Board may change the designation of Lead Director from time to time.
“Non-Employee Director” means a Director who is not an employee of the Company or of any of its subsidiaries or affiliates.
“Omnibus Incentive Plan” means the GenOn Energy, Inc. 2010 Omnibus Incentive Plan, or any subsequent omnibus compensation plan approved by the Company’s stockholders and Board and designated by the Board as the Omnibus Incentive Plan for purposes of this Plan.
“Plan” means this GenOn Energy, Inc. 2010 Non-Employee Directors Compensation Plan, as amended from time to time.
“Plan Year” means the twelve-month period ending on June 30 of each year [or the period ending on the date of the Company’s annual meeting each year].

“Restricted Stock Units” represent the right to receive shares of Common Stock, on a one-for one basis, upon termination of service from the Board; provided that applicable vesting provisions are satisfied. Restricted Stock Units granted under this Plan to Eligible Participants will be subject to forfeiture and transfer restrictions set forth in Article 6.
“Supplemental Quarterly Retainer” means the quarterly retainer (excluding expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof for service as Lead Director or as a chair of a committee of the Board, as such amount may be changed from time to time.
ARTICLE 3
ADMINISTRATION
3.1. ADMINISTRATION. The Plan is intended to reflect the program for compensation of the Company’s Non-Employee Directors as determined from time to time by the Board. The Plan shall be administered by the Compensation Committee of the Board (the “Compensation Committee”). Subject to the provisions of the Plan, the Compensation Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee’s interpretation of the Plan, and all actions taken and determinations made by the Compensation Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Compensation Committee hereby appoints the Corporate Secretary to carry out the ministerial functions of the Plan, but the Corporate Secretary shall have no other authority or powers of the Compensation Committee.
3.2. RELIANCE. In administering the Plan, the Compensation Committee may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board, or the Compensation Committee in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.
ARTICLE 4
SOURCE OF SHARES
4.1. SOURCE OF SHARES FOR THE PLAN. The Restricted Stock Units and shares of Common Stock that may be issued pursuant to the Plan shall be issued under the Omnibus Incentive Plan, subject to all of the terms and conditions of the Omnibus Incentive Plan. The terms contained in the Omnibus Incentive Plan are incorporated into and made a part of this Plan with respect to Restricted Stock Units granted pursuant hereto and any such awards shall be governed by and construed in accordance with the Omnibus Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Omnibus Incentive Plan and the provisions of this Plan, the provisions of the Omnibus Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.

ARTICLE 5
CASH COMPENSATION
5.1. BASE QUARTERLY RETAINER. Each Eligible Participant shall be paid a Base Quarterly Retainer for service as a Director during each Plan Year. The amount of the Base Quarterly Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Quarterly Retainer shall be $21,250 for each Non-Employee Director. A pro-rata Base Quarterly Retainer will be paid to any Eligible Participant who joins the Board on a date other than the beginning of a calendar quarter, based on the number of full or partial calendar months between the date such Non-Employee Director joined the Board and the first day of the following quarter (with credit for a full month being given where the Non-Employee Director served for more than 15 days in such month). The Base Quarterly Retainer shall be paid quarterly in arrears in January, April, July and October of each Calendar Year.
5.2. SUPPLEMENTAL QUARTERLY RETAINER.
(a) Supplemental Quarterly Retainer for Committee Chairs. Any Non-Employee Director who serves as the chair of a committee of the Board shall be paid a Supplemental Quarterly Retainer, payable quarterly in arrears in January, April, July and October of each Plan Year. The amount of the Supplemental Quarterly Retainer shall be established from time to time by the Board. Until changed by the Board, the Supplemental Quarterly Retainer for each full calendar quarter shall be as follows:

Committee	Amount
Audit Committee	$5,000
Non-Audit Committee	$2,500
A prorata Supplemental Quarterly Retainer will be paid to any Non-Employee Director who becomes the chair of a committee of the Board on a date other than the beginning of a calendar quarter, based on the number of full or partial calendar months served in such position during the quarter (with credit for a full month being given where the Non-Employee Director served in such position for more than 15 days in such month).
(b) Supplemental Quarterly Retainer for Service as Lead Director. In addition to the Base Quarterly Retainer and any Supplemental Quarterly Retainer for service as chair of a Board committee, the Lead Director shall be paid an additional Supplemental Quarterly Retainer for service as Lead Director during each Plan Year, payable at the same times as the Supplemental Quarterly Retainer is paid pursuant to Section 5.2(a). The amount of such Supplemental Quarterly Retainer shall be established from time to time by the Board. Until changed by the Board, the special additional Supplemental Quarterly Retainer for the Lead Director for a full calendar quarter shall be $5,000. A prorata payment will be paid to any Non-Employee Director who becomes the Lead Director on a date other than the beginning of a calendar quarter, based on the number of full or partial calendar months served in such position during the quarter (with credit for a full month being given where the Non-Employee Director served as Lead Director for more than 15 days in such month).

5.3. TRAVEL EXPENSE REIMBURSEMENT. All Non-Employee Directors shall be reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer requests the Non-Employee Director to participate. Such reimbursements shall be made in accordance with the terms and conditions of the Company’s Travel & Business Expense Standards & Procedures, as amended from time to time (or successor travel and business expense reimbursement policy or procedures established by the Company).
5.4 EDUCATION EXPENSE REIMBURSEMENT. All Non-Employee Directors shall be reimbursed for reasonable travel and tuition expenses in connection with attendance at director educational seminars. Such reimbursements shall be made in accordance with the terms and conditions of the Company’s education reimbursement policy or procedure, as in effect from time to time.
ARTICLE 6
EQUITY COMPENSATION
6.1. RESTRICTED STOCK UNITS.
(a) Annual Grant of Restricted Stock Units. Subject to share availability under the Omnibus Incentive Plan, as of the day following each annual meeting of the Company’s stockholders, each Eligible Participant in service on that date will receive an award of $95,000 in value of Restricted Stock Units. The number of Restricted Stock Units so awarded to each Eligible Participant shall be determined by dividing $95,000 by the Fair Market Value of the Common Stock on the date of grant and rounding up to the nearest whole share.

(b) Terms and Conditions of Restricted Stock Units. Restricted Stock Units granted under this Section 6.1 shall be subject to the terms and conditions described below and of the Omnibus Incentive Plan (and Award Agreement described below).
(i)
Crediting and Settlement of Restricted Stock Units. The Restricted Stock Units shall be credited to a bookkeeping account maintained by the Company on behalf of the Non-Employee Director and, to the extent then vested, shall be settled in (converted to) shares of Common Stock on the date of the Non-Employee Director’s termination of service as a Director. No shares of Common Stock will be issued until the settlement date, at which time the Company agrees to issue shares of Common Stock to the Non-Employee Director (at the conversion rate of one share of Common Stock for each vested Restricted Stock Unit).

(ii)
Transfer Restrictions. The Restricted Stock Units may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of the grantee to any other party other than the Company.

(iii)
Award Agreement. Restricted Stock Unit awards shall be evidenced by a written Award Agreement between the Company and the Non-Employee Director, which shall include a vesting schedule, and such other terms and conditions, not inconsistent with the Plan or the Omnibus Incentive Plan, as may be specified by the Compensation Committee.

(iv)
Rights as Stockholder. A Non-Employee Director shall not have voting, dividend or any other rights as a stockholder of the Company with respect to the Restricted Stock Units. Upon conversion of the Restricted Stock Units into shares of Common Stock, the Non-Employee Director will obtain full voting, dividend and other rights as a stockholder of the Company.

(v)
Cash Election. A Director also may elect (on a form prepared by the Company) before the end of the calendar year prior to the calendar year in which the Restricted Stock Units are granted (or for initial eligibility, within 30 days of becoming a Director) to have up to one-third of the Restricted Stock Units settled in cash rather than shares of Common Stock (based on fair market value of the Common Stock as of the payment date).

ARTICLE 7
DEFERRAL OF COMPENSATION
A Non-Employee Director may elect to defer (i) any portion of his or her Base Quarterly Retainer, (ii) any portion of his or her Supplemental Quarterly Retainer for service as a Committee Chair, and (iii) any portion of his or her Supplemental Quarterly Retainer for service as Lead Director, pursuant to the Deferral Plan. A Non-Employee Director who wishes to defer compensation under this Article 7 must irrevocably elect to do so by delivering a valid Election Form (which delivery may be by electronic or other means approved by the Corporate Secretary) by the December 31 preceding the commencement of the applicable Calendar Year (or within 30 days after a Non-Employee Director first joins the Board). A Non-Employee Director’s participation in this Article 7 of the Plan will be effective as of the first day of the quarter beginning after the Non-Employee Director’s Election Form has been effectively delivered (or immediately, in the case of a Non-Employee Director making such election within 30 days after first joining the Board). The deferral Election Form delivered by the Non-Employee Director will become irrevocable as of December 31 for the coming Calendar Year (or immediately when made, in the case of a Non-Employee Director making such election within 30 days after first joining the Board).
ARTICLE 8
AMENDMENT, MODIFICATION AND TERMINATION
The Board may terminate or suspend the Plan at any time, without stockholder approval. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. Except as provided in Section 9.1, no termination, modification or amendment of the Plan may, without the consent of a Non-Employee Director, adversely affect a Non-Employee Director’s rights under an award granted prior thereto.
ARTICLE 9
GENERAL PROVISIONS
9.1. ADJUSTMENTS. The adjustment provisions of the Omnibus Incentive Plan shall apply with respect to awards of Restricted Stock Units outstanding or to be granted pursuant to this Plan.
9.2. DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board.
9.3. EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

9.4. STATUS OF THE PLAN. The provisions of Article 7 of the Plan are intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended (the “Code”). Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. An Eligible Participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive Common Stock or other payment upon settlement of the Restricted Stock Units granted under the Plan. No right or interest in the Restricted Stock Units shall be subject to the claims of creditors of the Non-Employee Director or to liability for the debts, contracts or engagements of the Non-Employee Director, or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Plan shall prevent transfers by will or by the applicable laws of descent and distribution. To the extent that any Eligible Participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Eligible Participants and their beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor. It is intended that any amounts or awards provided under the Plan comply with the requirements of, or satisfy the requirements of an exemption from, Section 409A of the Code, and the applicable regulations and guidance issued thereunder, to avoid imposition of applicable taxes thereunder and the terms of the Plan and any award agreements or notices shall be interpreted accordingly.
9.5. EFFECTIVE DATE. The Plan shall be effective as of date approved by the Board.

GENON ENERGY, INC.
By:	/s/ Edward R. Muller
Chairman, Board of Directors